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                                                                   Exhibit 5.1


                                 April 29, 1996


AmeriSource Health Corporation
300 Chester Field Parkway
Malvern, PA 19355

          Re:  5,520,000 Shares of Class A Common Stock, as
               described in the Registration statement on
               Form S-3 (Registration No. 333-          )

Ladies and Gentlemen:

        We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,520,000 shares of your Class A Common Stock, par value $0.01 per share (the "Shares") pursuant to the above-referenced Registration Statement (the "Registration Statement"). Of the 5,520,000 Shares, 1,500,000 (the "Company Shares" ) are being sold by AmeriSource Health Corporation and 4,020,000 (the "Selling Stockholder Shares") are being sold on behalf of selling stockholders (the "Selling Stockholder") (assuming that the overallotment option of up to 720,000 shares is exercised in full). The Shares will be sold pursuant to an underwriting agreement, (the "Underwriting Agreement"), among you, the Selling Stockholder and Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, Smith Barney Inc., Bear, Stearns & Co. Inc. and Wheat, First Securities, Inc. (collectively, the "Underwriters").


        We have participated in the preparation of the Registration Statement and we have examined such corporate records and documents, certificates of officers in matters of law as we have considered appropriate to enable us to give this opinion.

        Based upon the foregoing, it is our opinion that (i) the Company Shares have been duly authorized and when delivered to the Underwriters against payment therefor in accordance with

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AmeriSource Health Corporation
April 29, 1996
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the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and (ii) the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

        We hereby consent to the reference of our firm under the caption "Legal Matters" in the prospectus portion of the Registration Statement, and the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                Very truly yours,



                                                /s/ Dechert Price & Rhoads